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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 18, 2001


                        SERVICE CORPORATION INTERNATIONAL
              Exact Name of Registrant as Specified in its Charter


              TEXAS                     1-6402-1                74-1488375
    State of Incorporation or    Commission File Number       I.R.S. Employer
          Organization                                      Identification No.



                 1929 ALLEN PARKWAY
                   HOUSTON, TEXAS                                  77019
       Address of Principal Executive Offices                    (Zip Code)

                                 (713) 522-5141
                         Registrant's telephone number,
                               including area code




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ITEM 5.     OTHER EVENTS.

            On June 18, 2001, Service Corporation International (the "Company") entered into a Purchase Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Banc of America Securities LLC, UBS Warburg LLC, and Raymond James & Associates, Inc., pursuant to which the Company issued $300 million aggregate principal amount of 6 3/4% Convertible Subordinated Notes Due 2008 (the "Notes"). The net proceeds from the sale of the Notes were approximately $289 million, and will be used by the Company to repay debt, including a portion of its indebtedness under its revolving credit facilities.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            (c)   EXHIBITS.

                  Exhibit
                  Number   Description

                  1.1      Purchase Agreement dated as of June 18, 2001

                  4.1 2001 Subordinated Indenture dated as of June 22, 2001, between Service Corporation International and The Chase Manhattan Bank, as Trustee

                  4.2 First Supplemental Indenture dated as of June 22, 2001, between Service Corporation International and The Chase Manhattan Bank, as Trustee, including the form of 6 3/4% Convertible Subordinated Note Due 2008


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   June 27, 2001

                                     SERVICE CORPORATION INTERNATIONAL


                                     By:    /s/ W. CARDON GERNER
                                            -----------------------------------
                                     Name:  W. Cardon Gerner
                                            -----------------------------------
                                     Title: Vice President Corporate Controller
                                            -----------------------------------


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                                  EXHIBIT INDEX


                  EXHIBIT
                  NUMBER   DESCRIPTION
                  ------   -----------
                  1.1      Purchase Agreement dated as of June 18, 2001

                  4.1      2001 Subordinated Indenture dated as of June 22,
                           2001, between Service Corporation International and
                           The Chase Manhattan Bank, as Trustee

                  4.2      First Supplemental Indenture dated as of June 22,
                           2001, between Service Corporation International and
                           The Chase Manhattan Bank, as Trustee, including the form of 6 3/4% Convertible Subordinated Note Due 2008